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                                                                  Exhibit 10.6.i

                               FOURTH AMENDMENT OF
              FMC TECHNOLOGIES, INC. EMPLOYEES' RETIREMENT PROGRAM
         PART I SALARIED AND NONUNION HOURLY EMPLOYEES' RETIREMENT PLAN

     WHEREAS, FMC Technologies, Inc. (the "Company") maintains the FMC Technologies, Inc. Employees' Retirement Program Part I Salaried and Nonunion Hourly Employees' Retirement Plan (the "Plan");

     WHEREAS, amendment of the Plan is now considered desirable to clarify the Plan language to reflect certain administrative practices and include reference to applicable regulations; and

     WHEREAS, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

     NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 11.1 Plan Amendment or Termination of the Plan, the Plan is hereby amended, effective May 1, 2001, in the following respects:

     1. The definition of Hour of Service contained in Article I of the Plan is hereby amended to read as follows:

          "Hour of Service means each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate for the performance of duties and, for each FMC Participant, each hour of service credited to such individual under the FMC Plan as of the date prior to the Effective Date for such FMC Participant. Hours of Service will be credited to the Employee for the computation period in which the duties are performed. To the extent required by law, Hour of Service will include each hour for which an Employee is paid, or entitled to payment, by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service for these purposes will be calculated and credited pursuant to section 2530.200b-

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     2 of the Department of Labor Regulations which is incorporated herein by this reference. Also, to the extent required by law, Hours of Service will include each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate, provided, however, the same hours of service will not be credited. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made."

     2. The definition of Participant contained in Article I of the Plan is hereby amended to read as follows:

          "Participant means an Eligible Employee who has begun, but not ended, his or her participation in the Plan pursuant to the provisions of Article II and, unless specifically indicated otherwise, shall include each FMC Participant. If a Participant who is vested in the Participant's accrued benefit on his or her Severance from Service Date is subsequently reemployed after his or her Severance from Service Date, he or she will become a Participant immediately upon reemployment. If a Participant who is not vested in the Participant's accrued benefit on his or her Severance from Service Date is subsequently reemployed after his Severance from Service Date, he or she will become a Participant immediately upon reemployment, unless his or her Period of Severance is greater than or equal to five One-Year Periods of Severance."

     3. The definition of Period of Service contained in Article I of the Plan is hereby amended to read as follows:

          "Period of Service means the period commencing on the Effective Date and ending on the Severance from Service Date including, for each FMC Participant, periods of service credited under the FMC Plan as of the date immediately prior to the relevant Effective Date for such FMC Participant. All Periods of Service (whether or not consecutive) shall be aggregated. For a Participant who is not immediately eligible to participate in the Plan under the terms of Section 2.1 hereof, Period of Service shall include service from and after the first day of the period in which they become eligible to participate in the Plan pursuant to the terms of Section 2.1, but in no event earlier than the Participant's date of hire by the Company or its Affiliates. Notwithstanding the foregoing, if an Employee incurs a One-Year Period of Severance at a time when he or she has no vested interest under the Plan and the Employee does not perform an Hour of Service within 5 years after the beginning of the One-Year Period of Severance, the Period of Vesting Service prior to such One-Year Period of Severance shall not be aggregated."

     4. Section 2.1 Eligibility and Commencement of Participation is hereby amended by eliminating the word "permanent" in Subsection (b) and replacing it with the word "regular."

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     5.     Section 3.1.3 Increases for Employee Contributions: is hereby amended to read as follows:

     "3.1.3 Increases for Employee Contributions: Employee Contributions and Interest credited to a Participant are not paid as an accrued benefit, but rather may be withdrawn by the Participant at any time pursuant to Section
     5.2 hereof. However, if a Participant does not elect to withdraw the Employee Contributions and Interest credited to the Participant either at the time of Retirement or before, pursuant to the terms of Section 5.2 hereof, a Participant's Normal Retirement Benefit shall be increased $1 for each $120.00 of unwithdrawn Employee Contributions credited to the Participant."

     6. Section 3.1.4 Reductions for Certain Benefits: is hereby amended to read as follows:

     "3.1.4 Reductions for Certain Benefits: A Participant's Normal Retirement Benefit shall be reduced by the value of (a) for FMC Participants, the FMC Participant's vested benefit accrued under the FMC Plan as of November 30, 1985 (to the extent funded by the Aetna nonparticipating annuity contract or the Prudential nonparticipating annuity contract) and (b) any vested benefit payable to the Participant under the FMC Plan or any pension, profit sharing or other retirement plan other than the Savings Plan (hereinafter called "Duplicate Benefit Plan") which is attributable to any period which counts as Credited Service under this Plan. For purposes of determining the amount of any Duplicate Benefit Plan reduction, the vested benefit under the Duplicate Benefit Plan shall be converted to a form which is identical to the form of benefit which is to be paid under this Plan, including any applicable reductions for early commencement as determined under the Plan or the Duplicate Benefit Plan, as applicable. Such values will be determined as of the earlier of the Annuity Starting Date under the Plan, or the date distribution of such vested benefit was made or commenced under the Duplicate Benefit Plan, as applicable."

     7. Section 3.2.4 Adjustments to Early Retirement Benefit: is hereby amended to read as follows:

     "3.2.4 Adjustments to Early Retirement Benefit: To the extent applicable, a Participant's Early Retirement Benefit shall be increased as provided in
     Section 3.1.3 except that the number of dollars of unwithdrawn Employee Contributions and Interest required to provide $1 of monthly retirement benefits shall be increased by $3 for each full year by which the commencement of the Participant's Early Retirement Benefit precedes the Participant's Normal Retirement Date. Partial years shall be prorated on the basis of $0.25 per month."

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     8.     Section 3.3.1 Deferred Retirement: is hereby amended to read as follows:

     "3.3.1 Deferred Retirement: A Participant who retires after the Normal Retirement date shall be entitled to receive a Normal Retirement Benefit determined under Section 3.1.2 commencing as of the first day of the month coinciding with or next following the date the Participant actually retires. Each Participant shall accrue additional benefits hereunder after the Participant's Normal Retirement Date with respect to the portion of the Normal Retirement Benefit which is attributable to contributions by the Company, and the amount, if any, of Employee Contributions and Interest required to provide $1 of monthly retirement benefit under Section 3.1.3 shall be decreased by $3 for each full year by which the commencement of the Normal Retirement Benefit follows the Normal Retirement Date. Partial years shall be prorated on the basis of $0.25 per month. If a Participant who is not employed by the Company or its Affiliates on his or her Normal Retirement Date defers his or her Normal Retirement Benefit beyond his or her Normal Retirement Date, the Normal Retirement Benefit will be paid retroactive to the Participant's Normal Retirement Date as soon as reasonably practicable after the Plan Administrator learns of the deferred benefit."

     9. Section 3.3.2 Distribution Requirements is hereby amended by adding the following sentence to the end thereof:

     "To the extent required by Code Section 401(a)(9)(C)(iii), or any other applicable guidance issued thereunder, with respect to a Participant who retires in a calendar year after the calendar year in which the Participant attains age 70 1/2, the actuarial increase in such Participant's accrued benefit mandated by Code Section 401(a)(9)(C)(iii) shall be implemented notwithstanding any suspension of benefits provision applicable to such Participant pursuant to ERISA 203(a)(3)(B), Code Section 411(A)(3)(B) and the terms of the Plan."

     10. Section 4.2 Amount of Termination Benefit is hereby amended to read as follows:

     "4.2 Amount of Termination Benefit

     Except as otherwise provided in the applicable Supplement or in Section 3.6, a Participant's monthly Termination Benefit shall be determined pursuant to Section 3.1.2 and 3.1.3 as in effect on the date the Participant terminates employment, except that the following adjustments shall be made if payment of the Participant's Termination Benefit is to commence before the Normal Retirement Date:

            (a) the amount computed pursuant to Section 3.1.2 shall be reduced by 1/2 of 1% for each month between the Annuity Starting Date and the Normal Retirement Date;

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            (b) the amount of Employee Contributions and Interest required to provide $1 of monthly retirement benefit under Section 3.1.3 shall be increased by $3 for each full year by which the Annuity Starting Date precedes the Normal Retirement Date, and partial years shall be prorated on the basis of $0.25 per month;

            (c) notwithstanding Subsection (a) of this Section 4.2, the amounts computed pursuant to Section 3.1.2 shall be reduced by 1/3 of 1% for each month in excess of 36 by which the Annuity Starting Date precedes the Participant's 65th birthday if:

                (i) the Participant's combined age and Years of Vesting Service equal to at least 65, and the Participant ceases to be an Employee (1) because of the permanent shutdown of a single site of employment or one or more facilities or operating units within a single site of employment or (2) in connection with a permanent reduction in force; or

                (ii) the Participant has Years of Vesting Service attributable to employment with FMC before January 1, 1989, has attained age 40 and permanently ceases to be an Employee because of a specified permanent shut down of a single site of employment resulting in the termination of employment of not more than 20 Participants at that employment site.

            (d) If a Participant ceases to be an Employee (1) because of the permanent shut down of a single site of employment of one or more facilities or operating units within a single site of employment, or (2) in connection with a permanent reduction in force, solely for purposes of determining a Participant's eligibility for Early Retirement, a Participant with 10 Years of Credited Service shall have added to his or her age the number of weeks of pay he or she receives that are attributable to severance pay, unused vacation pay and accrued vacation pay.

            (e) Notwithstanding anything herein to the contrary, for purposes of determining a Participant's total combined age and Years of Vesting Service under Section 4.2(c) and 4.2(d), a partial month of age or Period of Service shall be counted as a whole month, and fractional years of age and Years of Vesting Service shall be taken into account."

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     11.    Section 5.1 Employee Contributions is hereby amended by adding the following sentence to the end thereof:

     "All Employee Contributions transferred from the FMC Plan are fully vested and nonforfeitable and will be paid in accordance with the terms of Sections 5.2, 5.3 or 5.4 or in accordance with the terms of Section 3.1.3,
     3.2.4 or 3.3.1, as applicable."

     12. Section 9.3 Committee Members is hereby amended by deleting the phrase "Chief Executive Officer" and replacing it with the phrase "Board of Directors" in each place where it appears.

     13.    Section 12.8 Small Annuities is hereby amended to read as follows:

     "12.8  Small Annuities

            If the sum of (a) the lump sum Actuarial Equivalent value of a Normal, Early, or Deferred Retirement Benefit under Article III, Termination Benefit (payable at the Participant's Normal Retirement Date) under Article IV, or Survivor's Benefit under Article VII, excluding any Aetna or Prudential nonparticipating annuity; and (b) the lump sum Actuarial Equivalent value of any Aetna or Prudential nonparticipating annuity is equal to $5,000 (or such other amount as may be prescribed in or under the Code) or less, such amounts shall be paid in a lump sum as soon as administratively practicable following the Participant's retirement, termination of employment or death.

            For lump sum distributions paid on or after January 1, 2003 if the Participant is thereafter reemployed by the Company, the Participant's subsequent benefit will be reduced by the lump sum Actuarial Equivalent value of the lump sum distribution previously paid to the Participant. For lump sum distributions paid prior to January 1, 2003, if a Participant who has received such a lump sum distribution is thereafter reemployed by the Company, the Participant shall have the option to repay to the Plan the amount of such distribution, together with interest at the rate of 5% per annum (or such other rate as may be prescribed pursuant to section 411(c)(2)(C)(III) of the Code), compounded annually from the date of the distribution to the date of repayment. If a reemployed Participant does not make such repayment, no part of the Period of Service with respect to which the lump sum distribution was made shall count as Years of Vesting Service or Years of Credited Service."

     14. Section 12.11 Claims Procedure is hereby amended to read as follows:

            "12.11 Claims Procedure

                   12.11.1 Any application for benefits under the Plan and all inquiries concerning the Plan shall be submitted to the Company at such address as may be

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                     announced to Participants from time to time. Applications
                     for benefits shall be in the form and manner prescribed by the Company and shall be signed by the Participant or, in the case of a benefit payable after the death of the Participant, by the Participant's Surviving Spouse or Beneficiary, as the case may be.

                         12.11.2 The Plan Administrator shall give written or electronic notice of its decision on any application to the applicant within 90 days of receipt of the application. Electronic notification may be used, at the discretion of the Plan Administrator (or Review Panel, as discussed below). If special circumstances require a longer period of time, the Plan Administrator shall provide notice to the applicant within the initial 90-day period, explaining the special circumstances requiring the extension of time and the date by which the Plan expects to render a benefit determination. A decision will be given as soon as possible, but no later than 180 days after receipt of the application. In the event any application for benefits is denied in whole or in part, the Plan Administrator shall notify the applicant in writing or electronic notification of the right to a review of the denial. Such notice shall set forth, in a manner calculated to be understood by the applicant: the specific reasons for the denial; the specific references to the Plan provisions on which the denial is based; a description of any information or material necessary to perfect the application and an explanation of why such material is necessary; and a description of the Plan's review procedures and the applicable time limits to such procedures, including a statement of the applicant's right to bring a civil action under ERISA Section 502(a) following a denial on review.

                         12.11.3 The Company shall appoint a "Review Panel," which shall consist of three or more individuals who may (but need not) be employees of the Company. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits under the Plan, and shall hold meetings at least quarterly, as needed. The Review Panel shall have the authority to further delegate its responsibilities to two or more individuals who may (but need not) be employees of the Company.

                         12.11.4 Any person (or his authorized representative) whose application for benefits is denied in whole or in part may appeal the denial by submitting to the Review Panel a request for a review of the application within 60 days after receiving notice of the denial. The Review Panel shall give the applicant or such representative the opportunity to submit written comments, documents, and other information relating to the claim; and an opportunity to review, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other relevant information (other than legally privileged documents) in preparing such request for review. The request for review shall be in writing and addressed as follows: "Review Panel of the Employee Welfare Benefits Plan Committee, 200 East Randolph Drive, Chicago, Illinois 60601." The request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents, or other material as it may deem necessary or appropriate in

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                     making its review. The Review Panel will consider all
                     comments, documents, and other information submitted by the applicant regardless of whether such information was submitted or considered during the initial benefit determination.

                         12.11.5 The Review Panel shall act upon each request for review within 60 days after receipt thereof. If special circumstances require a longer period of time, the Review Panel shall so notify the applicant within the initial 60 days, explaining the special circumstances requiring the extension of time and the date by which the Review Panel expects to render a benefit determination. A decision will be given as soon as possible, but no later than 120 days after receipt of the request for review. The Review Panel shall give notice of its decision to the Company and the applicant. In the event the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. If such an extension of time for review is required because of special circumstances, the Plan Administrator shall provide the applicant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. In the event the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth in a manner calculated to be understood by the applicant: the specific reasons for such denial; the specific references to the Plan provisions on which the decision is based; the applicant's right, upon request and free of charge, to receive reasonable access to, and copies of, all documents and other relevant information (other than legally-privileged documents and information); and a statement of the applicant's right to bring a civil action under ERISA Section 502(a).

                         12.11.6 The Review Panel shall establish such rules and procedures, consistent with ERISA and the Plan, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 12.11.

                         12.11.7 To the extent an application for benefits as a result of a Disability requires the Plan Administrator or the Review Panel, as applicable, to make a determination of Disability under the terms of the Plan, such determination shall be subject to all of the general rules described in this Section 12.11, except as they are expressly modified by this Section 12.11.7.

                         (a) If the applicant's claim is for benefits as a result of Disability, then the initial decision on a claim for benefits will be made within 45 days after the Plan receives the applicant's claim, unless special circumstances require additional time, in which case the Plan Administrator will notify the applicant before the end of the initial 45-day period of an extension of up to 30 days. If necessary, the Plan Administrator may notify the applicant, prior to the end of the initial 30-day extension period, of a second extension of up to 30 days. If an extension is due to the

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                              applicant's failure to supply the necessary
                              information, the notice of extension will describe the additional information and the applicant will have 45 days to provide the additional information. Moreover, the period for making the determination will be delayed from the date the notification of extension was sent out until the applicant responds to the request for additional information. No additional extensions may be made, except with the applicant's voluntary consent. The contents of the notice shall be the same as described in Section 12.11.2 above. If a benefit claim as a result of Disability is denied in whole or in part, the applicant (or his authorized representative) will receive written or electronic notification, as described in Section 12.11.2.

                         (b) If an internal rule, guideline, protocol or similar criterion is relied upon in making the adverse determination, then the notice to the applicant of the adverse decision will either set forth the internal rule, guideline, protocol or similar criterion, or will state that such was relied upon and will be provided free of charge to the applicant upon request (to the extent not legally-privileged) and if the applicant's claim was denied based on a medical necessity or experimental treatment or similar exclusion or limit, then the applicant will be provided a statement either explaining the decision or indicating that an explanation will be provided to the applicant free of charge upon request.

                         (c)  The Review Panel, as described above in Section
                              12.11.3 shall be the named fiduciary with the authority to act on any appeal from a denial of benefits as a result of Disability under the Plan. Any applicant (or his authorized representative) whose application for benefits as a result of Disability is denied in whole or in part may appeal the denial by submitting to the Review Panel a request for a review of the application within 180 days after receiving notice of the denial. The request for review shall be in the form and manner prescribed by the Review Panel and addressed as follows: "Review Panel of the Employee Welfare Benefits Plan Committee, 200 East Randolph Drive, Chicago, Illinois 60601." In the event of such an appeal for review, the provisions of Section 12.11.4 regarding the applicant's rights and responsibilities shall apply. Upon request, the Review Panel will identify any medical or vocational expert whose advice was obtained on behalf of the Review Panel

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

                              in connection with an adverse benefit
                              determination, without regard to whether the advice was relied upon in making the benefit determination. The entity or individual appointed by the Review Panel to review the claim will consider the appeal de novo, without any deference to the initial benefit denial. The review will not include any person who participated in the initial benefit denial or who is the subordinate of a person who participated in the initial benefit denial.

                         (d) If the initial benefit denial was based in whole or in part on a medical judgment, then the Review Panel will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment, and who was neither consulted in connection with the initial benefit determination nor is the subordinate of any person who was consulted in connection with that determination; and upon notifying the applicant of an adverse determination on review, include in the notice either an explanation of the clinical basis for the determination, applying the terms of the Plan to the applicant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

                         (e) A decision on review shall be made promptly, but not later than 45 days after receipt of a request for review, unless special circumstances require an extension of time for processing. If an extension is required, the applicant will be notified before the end of the initial 45-day period that an extension of time is required and the anticipated date that the review will be completed. A decision will be given as soon as possible, but not later than 90 days after receipt of a request for review. The Review Panel shall give notice of its decision to the applicant; such notice shall comply with the requirements set forth in Section 12.11.5. In addition, if the applicant's claim was denied based on a medical necessity or experimental treatment or similar exclusion, the applicant will be provided a statement explaining the decision, or a statement providing that such explanation will be furnished to the applicant free of charge upon request. The notice shall also contain the following statement:
                              "You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local

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                              U.S. Department of Labor Office and your State
                              insurance regulatory agency."

                         12.11.8 No legal or equitable action for benefits under the Plan shall be brought unless and until the applicant (a) has submitted a written application for benefits in accordance with Section 12.11.1 (or 12.11.7(a), as applicable), (b) has been notified by the Plan Administrator that the application is denied, (c) has filed a written request for a review of the application in accordance with Section 12.11.4 (or 12.11.7(c), as applicable); and (d) has been notified that the Review Panel has affirmed the denial of the application; provided that legal action may be brought after the Review Panel has failed to take any action on the claim within the time prescribed in Section 12.11.5 (or 12.11.7(e), as applicable). An applicant may not bring an action for benefits in accordance with this Section 12.11.8 later than 90 days after the Review Panel denies the applicant's application for benefits."

               15. Subsection 13.3.5 of the Plan is hereby amended to read as follows:

               "13.3.5. For purposes of this Section 13.3, "416 Compensation" shall mean W-2 wages for the calendar year ending with or within the Plan Year, plus any elective deferral (as defined in Code section 402(g)), any amounts contributed to a plan described in Code Section 125 and any amounts contributed to a plan described in Code Section 132. 416 Compensation shall be limited to $200,000 (as adjusted for cost-of-living in accordance with Section 401(a)(17)(B) of the Code in Top Heavy Plan Years)."

               16. Subsection 13.4.2 of the Plan is hereby amended to read as follows:

               "13.4.2 The computation of the nonforfeitable percentage of the Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that this Plan is amended to change or modify any vesting schedule, a Participant with at least 3 Years of Service as of the expiration date of the election period may elect to have the Participant's nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                     (a) the adoption date of the amendment,

                     (b) the effective date of the amendment, or

                     (a) the date the Participant receives written notice of the amendment from the Company."

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        17.    Exhibit A - Credited Service is hereby amended by adding the following to the end thereof:

        "To the extent applicable to any FMC Participant, any service acquired as a participant under any of the plans listed below shall not be counted as Credited Service for purposes of this Plan.

                  1. Stearns Electric Company Profit Sharing Plan
                  2. Fritzke & Icke Employees savings and Profit Sharing Plan
                  3. Employees Profit Sharing Plan of Industrial Brush Company
                  4. Wayne Manufacturing Company Profit Sharing Plan
                  5. P.E. Van Pelt, Inc. Profit Sharing Plan
                  6. Mojonnier Bros. Co. Salaried Employees Profit Sharing Plan
                  7. Lithium Corporation of America Retirement Plan
                  8. Elf Acquitaine, Inc. Pension Plan"

        18. Supplement 1 - Jetway Systems Division is hereby amended by amending the first sentence of Section 1-5 of Supplement 1 to read as follows:

                 "A Participant is fully vested in the Participant's benefit under the Prior Plan."

        19. Supplement 1 - Jetway Systems Division is hereby amended by amending the first sentence of Section 1-7 of Supplement 1 to read as follows:

                 "In addition to the special provisions of the preceding sections, a Participant who participated in the Retirement Plan for Employees of Abex Corporation before January 1, 1989 will be subject to the following provision with respect to the Participant's Prior Plan benefit accrued before May 27, 1994."

        IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 25/th/ day of February 2003.

                                                    FMC Technologies, Inc.

                                                    By: /s/ William H. Schumann
                                                        -----------------------
                                                    Senior Vice President and
                                                    Chief Financial Officer

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